Exhibit 15.1

Consent of Independent Registered Public Accounting Firms

The Board of Directors of BHP Billiton Limited and BHP Billiton Plc:

We consent to the incorporation by reference in the registration statement (No. 333-183951) on Form F-3 of BHP Billiton Finance (USA) Limited and the registration statements (Nos. 333-100496, 333-141531 and 333-160636) on Form S-8 of BHP Billiton Limited of our reports dated 25 September 2014, with respect to the consolidated balance sheet of the BHP Billiton Group (comprising BHP Billiton Plc, BHP Billiton Limited and their respective subsidiaries) as of 30 June 2014, and the related consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity and consolidated cash flow statement for the year then ended, and the effectiveness of internal control over financial reporting as of 30 June 2014, which reports appear in the 30 June 2014 Annual Report on Form 20-F of the BHP Billiton Group.

Our reports refer to our audit of the adjustments that were applied to restate the 2013 and 2012 consolidated financial statements, as more fully described in notes 1 and 37 to the consolidated financial statements. However, KPMG LLP was not engaged to audit, review, or apply any procedures to the 2013 and 2012 consolidated financial statements other than with respect to such adjustments.

/s/ KPMG LLP	/s/ KPMG
KPMG LLP	KPMG
London, United Kingdom 25 September 2014	Melbourne, Australia 25 September 2014

Consent of Independent Registered Public Accounting Firms

The Board of Directors of BHP Billiton Limited and BHP Billiton Plc:

We consent to the incorporation by reference in the registration statement (No. 333-183951) on Form F-3 of BHP Billiton Finance (USA) Limited and the registration statements (Nos. 333-100496, 333-141531 and 333-160636) on Form S-8 of BHP Billiton Limited of our report dated 25 September 2013, with respect to the consolidated balance sheet of the BHP Billiton Group (comprising BHP Billiton Plc, BHP Billiton Limited and their respective subsidiaries) as of 30 June 2013, and the related consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity and consolidated cash flow statement for each of the years in the two-year period ended 30 June 2013, which report appears in the 30 June 2014 Annual Report on Form 20-F of the BHP Billiton Group.

Our report dated 25 September 2013 contains an emphasis of matter paragraph that states that KPMG Audit Plc were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the changes in accounting described in notes 1 and 37. Our report contains an emphasis of matter paragraph that states we did not audit the restrospective accounting adjustments described in notes 1 and 37 of the 30 June 2014 financial statements.

/s/ KPMG Audit Plc	/s/ KPMG
KPMG Audit Plc	KPMG
London, United Kingdom 25 September 2014	Melbourne, Australia 25 September 2014

KPMG Audit Plc 15 Canada Square Canary Wharf London E14 5GL United Kingdom	Tel: +44(0) 20 7311 1000 Fax: +44 (0) 20 7311 3311 DX 157460 Canary Wharf 5

25 September 2014

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for BHP Billiton Plc and, under the date of 25 September 2013, we reported on the consolidated financial statements of the BHP Billiton Group (comprising BHP Billiton Plc, BHP Billiton Limited and their respective subsidiaries) as of 30 June 2013 and 2012, and for each of the years in a three year period ended 30 June 2013, and on the effectiveness of internal control over financial reporting as of 30 June 2013. On 24 October 2013, at BHP Billiton Plc’s annual general meeting, we declined to stand for re-election. We have read the BHP Billiton Group’s statements included under Item 16.F of its Form 20-F to be filed 25 September 2014, and we agree with such statements.

Very truly yours,

/s/ KPMG Audit Plc

KPMG Audit Plc